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                                                                    EXHIBIT 16.1


                                                       [LOGO]SPICER JEFFRIES LLP
                                                    Certified Public Accountants

                                             5251 SOUTH QUEBEC STREET, SUITE 200
                                               GREENWOOD VILLAGE, COLORADO 80111
                                                       TELEPHONE: (303) 753-1959
                                                             FAX: (303) 753-0338
                                                          www.spicerjeffries.com




July 12, 2004



Securities and Exchange Commission
45 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Mailkey Corporation

We have read the statements that we understand Mailkey Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s/ Spicer, Jeffries LLP